UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2008

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

On November 11, 2008, Exelon Corporation (Exelon) announced via press release that it will launch an exchange offer on Wednesday, November 12, 2008 for all of the outstanding shares of NRG Energy, Inc. (NRG) common stock at a fixed exchange ratio of 0.485 of a share of Exelon common stock for each share of NRG common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On November 12, 2008, Exelon issued a press release announcing that it had launched the exchange offer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 11, 2008

99.2	Press release dated November 12, 2008

*  *  *  *  *

This combined Form 8-K is being furnished separately by Exelon and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger Senior Vice President and Chief Financial Officer Exelon Corporation

November 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 11, 2008

99.2	Press release dated November 12, 2008